Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated December 21, 2012, relating to the consolidated financial statements of Global Earth Energy, Inc. and subsidiaries, (the “Company”) included in its Annual Report on Form 10-K for the fiscal year ended August 31, 2012, filed with the Securities and Exchange Commission on December 26, 2012.

/s/ M&K CPAS, PLLC

Houston, Texas

April 15, 2013